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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 333-113652 on Form N-1A, of our reports dated December 23, 2011, relating to the financial statements, including the summary schedule of investments and schedules of investments sold short, and financial highlights of TFS Capital Investment Trust, including TFS Market Neutral Fund and TFS Small Cap Fund, appearing in the Annual Report on Form N-CSR of TFS Capital Investment Trust for the year ended October 31, 2011, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

McLean, Virginia
February 28, 2012

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Deloitte Touche Tohmatsu Limited